     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 27, 2001


                                                      REGISTRATION NO. 333-63920

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                            PETROQUEST ENERGY, INC.
             (Exact name of registrant as specified in its charter)

                          DELAWARE                                                    72-1440714
              (State or other jurisdiction of                                      (I.R.S. Employer
               incorporation or organization)                                    Identification No.)

                     400 E. KALISTE SALOOM ROAD, SUITE 3000
                           LAFAYETTE, LOUISIANA 70508
                                 (337) 232-7028
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               CHARLES T. GOODSON
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            PETROQUEST ENERGY, INC.
                     400 E. KALISTE SALOOM ROAD, SUITE 3000
                           LAFAYETTE, LOUISIANA 70508
                                 (337) 232-7028
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------


                                   Copies to:

                 DANIEL G. FOURNERAT, ESQ.                                      ROBERT G. REEDY, ESQ.
                  PETROQUEST ENERGY, INC.                                      PORTER & HEDGES, L.L.P.
           400 E. KALISTE SALOOM ROAD, SUITE 3000                             700 LOUISIANA, 35TH FLOOR
                 LAFAYETTE, LOUISIANA 70508                                      HOUSTON, TEXAS 77002
                 TELEPHONE: (337) 232-7028                                    TELEPHONE: (713) 226-0674
                  TELECOPY: (337) 232-0044                                     TELECOPY: (713) 226-0274


                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date hereof.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------


                        CALCULATION OF REGISTRATION FEE



------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
             TITLE OF EACH CLASS OF SECURITIES                       PROPOSED MAXIMUM                     AMOUNT OF
                      TO BE REGISTERED                          AGGREGATE OFFERING PRICE(1)          REGISTRATION FEE(2)
------------------------------------------------------------------------------------------------------------------------------
Debt Securities(3)..........................................
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share(3)..................
------------------------------------------------------------------------------------------------------------------------------
Preferred Stock, par value $.001 per share(3)...............
------------------------------------------------------------------------------------------------------------------------------
Depositary Shares(3)........................................
------------------------------------------------------------------------------------------------------------------------------
Warrants(3).................................................
------------------------------------------------------------------------------------------------------------------------------
Total.......................................................           $100,000,000                        $25,000
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------



(1)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). The aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement will not exceed $100,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.



(2)Pursuant to Rule 457(p), the Registrant hereby offsets the registration fee required in connection with this Registration Statement by $10,370 previously paid on June 27, 2001 by the Registrant. Accordingly, $14,630 is being paid in connection with this Registration Statement.



(3)There are being registered hereunder an indeterminate principal amount of Debt Securities, an indeterminate number of shares of Common Stock and Preferred Stock, an indeterminate number of Depositary Shares, and an indeterminate number of Warrants, including Debt Securities, Common Stock, Preferred Stock, Depositary Shares and Warrants issuable on conversion, redemption, repurchase, exchange or exercise of the Debt Securities, Preferred Stock or Warrants registered hereunder, and including pursuant to any applicable antidilution provisions. If any Debt Securities are issued at an original issue discount, then the principal amount of such Debt Securities being registered hereunder shall be such principal amount as shall result in an aggregate initial offering price of up to $100,000,000.

                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                   SUBJECT TO COMPLETION, DATED JULY 27, 2001



PROSPECTUS




                         [PETROQUEST ENERGY, INC. LOGO]


                                  $100,000,000



                                DEBT SECURITIES


                                  COMMON STOCK


                                PREFERRED STOCK


                               DEPOSITARY SHARES


                                    WARRANTS


                             ---------------------


     We may offer from time to time debt securities, shares of our common stock, shares of our preferred stock, depositary shares and warrants.



     The aggregate initial offering price of the securities that we offer will not exceed $100,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.



     Our common stock is quoted on The Nasdaq Stock Market under the symbol "PQUE." The last reported sale price of our common stock on July 25, 2001 was $5.66 per share.



     We will provide the specific terms of the offering in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement.



     INVESTING IN OUR COMMON STOCK INVOLVES SIGNIFICANT RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 4 OF THIS PROSPECTUS.


                             ---------------------


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



               The date of this prospectus is             , 2001.



                               TABLE OF CONTENTS



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
                                                              PAGE
                                                              ----
About This Prospectus.......................................     i
About PetroQuest Energy, Inc................................     1
Forward-Looking Statements..................................     1
Where You Can Find More Information.........................     2
Incorporation of Certain Documents by Reference.............     2
Risk Factors................................................     4
Use of Proceeds.............................................    11
Dilution....................................................    11
Ratio of Earnings to Fixed Charges..........................    11
Description of Debt Securities..............................    12
Description of Capital Stock................................    19
Description of Warrants.....................................    25
Plan of Distribution........................................    27
Legal Matters...............................................    28
Experts.....................................................    28



                             ABOUT THIS PROSPECTUS



     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission under a "shelf" registration process. This prospectus provides you with a general description of the offered securities. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading "Where You Can Find More Information." As used in this prospectus, the terms "we," "us," "our" and "PetroQuest" mean PetroQuest Energy, Inc., a Delaware corporation, and its subsidiaries and predecessors, unless the context indicates otherwise.

                         ABOUT PETROQUEST ENERGY, INC.



     PetroQuest is a rapidly growing independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in the Gulf Coast Basin, both onshore and in shallow waters offshore. Our growth is primarily the result of the exploration and development of prospects generated by our management team and technical personnel.



     Our business strategy is to build shareholder value by increasing per share reserves, production, cash flow and earnings at low finding and development costs through the exploration and development of properties located in the Gulf Coast Basin, either onshore or in shallow waters offshore. We plan to achieve this goal by continuing to:



     - Focus on the Gulf Coast Basin. We have assembled a large acreage position and 3-D seismic database in the Gulf Coast Basin because we believe this area represents one of the most attractive exploration and development regions in North America. We also believe our management and technical team's expertise and experience will allow us to develop attractive reinvestment opportunities that will permit continuing growth.


     - Target under-exploited prolific fields that have low current production levels. Using a rigorous prospect selection process that enables us to leverage our experience and knowledge of the Gulf Coast Basin, we target properties with an established production history and existing infrastructure. These fields have often produced from only shallower sands and contain multiple productive horizons that were not targeted during their initial phase of development. By targeting properties with limited current production, our acquisition costs are typically only a small portion of the total capital we will employ over the life of the project.

     - Emphasize and apply technical expertise. By applying the latest 3-D and other geoscience technologies to under-exploited properties, we believe we can identify opportunities to significantly increase reserves and production from these properties.

     - Operate properties and balance risk. By operating our properties, we can better control the timing and execution of our exploration and development plans. We also balance the risk and reward potential of our prospects by determining our desired working interest and selling the remainder to industry partners on terms where they often agree to pay a disproportionate share of drilling costs relative to their interests. Our management team has developed many successful relationships with major, integrated and large independent producers. We believe these relationships allow us to allocate our capital spending in a way that maximizes return while reducing the inherent risk of exploration activities.


     - Maintain our financial flexibility. We seek to maintain unused borrowing capacity under our bank credit facility in order to take advantage of new opportunities.


     Our executive offices are located at 400 E. Kaliste Saloom Road, Suite 3000, Lafayette, Louisiana 70508. Our telephone number is (337) 232-7028.


                           FORWARD-LOOKING STATEMENTS



     This prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in and incorporated by reference into this prospectus are forward-looking statements. These forward-looking statements include, without limitation, statements regarding our estimate of the sufficiency of our existing capital resources and our ability to raise additional capital to fund cash requirements for future operations, and regarding the uncertainties involved in estimating quantities of proved oil and natural gas reserves and in projecting future rates of production and timing of development expenditures. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that such expectations reflected in these forward-looking statements will prove to have been correct.



     When used in this prospectus, the words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of important reasons, including those discussed under "Risk Factors" and elsewhere in this prospectus.



     You should read these statements carefully because they discuss our expectations about our future performance, contain projections of our future operating results or our future financial condition, or state other "forward-looking" information. Before you invest in our common stock, you should be aware that the occurrence of any of the events described in these risk factors and elsewhere in this prospectus could substantially harm our business, results of operations and financial condition and that upon the occurrence of any of these events, the trading price of our common stock could decline, and you could lose all or part of your investment.



     We cannot guarantee any future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update any of the forward-looking statements in this prospectus after the date of this prospectus.



                      WHERE YOU CAN FIND MORE INFORMATION



     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, also known as the Exchange Act, and in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission, also known as the SEC. These reports, proxy statements and other information can be inspected and copied at the SEC's Public Reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. PetroQuest maintains an Internet site at http://www.petroquest.com.



     We have filed a registration statement with the SEC on Form S-3 (including any amendments thereto, known as the registration statement) under the Securities Act of 1933 with respect to the shares of common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. You may refer to the registration statement and the exhibits and schedules thereto for more information about us and our common stock. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document so filed. Each such statement is qualified in its entirety by such reference.



                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE



     The following documents which have previously been filed by us with the SEC under the Exchange Act are incorporated herein by reference:



          (1) Our annual report on Form 10-K for the fiscal year ended December 31, 2000.



          (2) Our quarterly report on Form 10-Q for the quarter ended March 31, 2001.



          (3) Our description of our capital stock contained in the Form 8-K filed September 16, 1998, as amended by the Form 8-K/A-1 filed December 10, 1999, and the Form 8-K filed August 5, 1999, as amended by the Form 8-K/A-1 filed April 5, 2000.

          (4) Our current reports on Form 8-K dated January 8, 2001, January 10, 2001, March 1, 2001, April 12, 2001, April 19, 2001, May 8, 2001, May 9,
     2001, June 7, 2001, June 27, 2001 and July 18, 2001.



     All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.



     This prospectus incorporates documents by reference which are not delivered herewith. Copies of these documents, other than the exhibits thereto (unless such exhibits are specifically incorporated by reference in such documents), are available upon written or oral request, at no charge, from us. Requests for such copies should be directed to Michael O. Aldridge, Senior Vice President, Chief Financial Officer and Treasurer, at 400 E. Kaliste Saloom Road, Suite 3000, Lafayette, Louisiana 70508, or at (337) 232-7028.

                                  RISK FACTORS


     This offering involves a high degree of risk. You should consider carefully the risks and uncertainties described below and the other information in this prospectus, including our financial statements and related notes, before deciding to invest in our common stock. If any of the following risks or uncertainties actually occurs, our business, financial condition and operating results would likely suffer. In that event, the market price of the offered securities could decline and you could lose all or part of the money you paid to buy the offered securities.


RISKS RELATED TO OUR BUSINESS, INDUSTRY AND STRATEGY

  Our future success depends upon our ability to find, develop and acquire additional oil and natural gas reserves that are economically recoverable.

     As is generally the case in the Gulf Coast Basin, many of our producing properties are characterized by a high initial production rate, followed by a steep decline in production. As a result, we must locate and develop or acquire new oil and natural gas reserves to replace those being depleted by production. We must do this even during periods of low oil and natural gas prices when it is difficult to raise the capital necessary to finance our exploration, development and acquisition activities. Without successful exploration, development or acquisition activities, our reserves and revenues will decline rapidly. We may not be able to find and develop or acquire additional reserves at an acceptable cost or have access to necessary financing for these activities.

  We may not be able to maintain our historical rates of growth.

     We may not be able to maintain the rate of growth in our reserves, production and financial results that we have achieved since our management team acquired its equity interest in PetroQuest. Our growth rates have to a certain extent been unusually high because PetroQuest was a very small company, with total reserves of approximately 14 Bcfe as of December 31, 1998. As a result, as we continue to grow, our growth rates may be lower than those achieved in our recent history.

 Oil and natural gas prices are volatile, and a substantial and extended decline in the prices of oil and natural gas would likely have a material adverse effect on us.

     Our revenues, profitability and future growth, and the carrying value of our oil and natural gas properties, depend to a large degree on prevailing oil and natural gas prices. Our ability to maintain or increase our borrowing capacity and to obtain additional capital on attractive terms also substantially depend upon oil and natural gas prices. Prices for oil and natural gas are subject to large fluctuations in response to a variety of other factors beyond our control. These factors include:

     - relatively minor changes in the supply of and the demand for oil and natural gas;

     - market uncertainty;

     - the level of consumer product demand;

     - weather conditions in the United States;

     - the condition of the United States economy;

     - the action of the Organization of Petroleum Exporting Countries;

     - domestic and foreign governmental regulation, including price controls adopted by the Federal Energy Regulatory Commission;

     - political instability in the Middle East and elsewhere;

     - the foreign supply of oil and natural gas;

     - the price of foreign imports; and

     - the availability of alternate fuel sources.

     At various times, excess domestic and imported supplies have depressed oil and natural gas prices. We cannot predict future oil and natural gas prices and prices may decline. Declines in oil and natural gas prices may adversely affect our financial condition, liquidity and results of operations. Lower prices may also reduce the amount of oil and natural gas that we can produce economically and require us to record ceiling test write-downs when prices decline. Substantially all of our oil and natural gas sales are made in the spot market or pursuant to contracts based on spot market prices. Our sales are not made pursuant to long-term fixed price contracts.

     To attempt to reduce our price risk, we periodically enter into hedging transactions with respect to a portion of our expected future production. We cannot assure you that such transactions will reduce the risk or minimize the effect of any decline in oil or natural gas prices. Any substantial or extended decline in the prices of or demand for oil or natural gas would have a material adverse effect on our financial condition and results of operations.

 You should not place undue reliance on reserve information because reserve information represents estimates.


     This prospectus contains estimates of oil and natural gas reserves, and the future net cash flows attributable to those reserves, prepared by Ryder Scott Company, L.P., our independent petroleum and geological engineers. There are numerous uncertainties inherent in estimating quantities of proved reserves and cash flows from such reserves, including factors beyond our control and the control of Ryder Scott. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of an estimate of quantities of reserves, or of cash flows attributable to these reserves, is a function of:


     - the available data;

     - assumptions regarding future oil and natural gas prices;

     - estimated expenditures for future development and exploitation activities; and

     - engineering and geological interpretation and judgment.

     Reserves and future cash flows may also be subject to material downward or upward revisions based upon production history, development and exploitation activities and oil and natural gas prices. Actual future production, revenue, taxes, development expenditures, operating expenses, quantities of recoverable reserves and the value of cash flows from those reserves may vary significantly from the assumptions and estimates in this prospectus. In addition, reserve engineers may make different estimates of reserves and cash flows based on the same available data. In calculating reserves on a Mcfe basis, oil was converted to natural gas equivalent at the ratio of six Mcf of natural gas to one Bbl of oil. While this ratio approximates the energy equivalency of natural gas to oil on a Btu basis, it may not represent the relative prices received by us from the sale of our oil and natural gas production.


     Over 30% of our estimated proved reserves are undeveloped. Estimates of undeveloped reserves, by their nature, are less certain. Recovery of undeveloped reserves requires significant capital expenditures and successful drilling operations. The reserve data assumes that we will make significant capital expenditures to develop our reserves. Although we have prepared estimates of our oil and natural gas reserves and the costs associated with these reserves in accordance with industry standards, we cannot assure you that the estimated costs are accurate, that development will occur as scheduled or that the actual results will be as estimated.


     You should not assume that the present value of future net revenues referred to in this prospectus and the information incorporated by reference is the current market value of our estimated oil and natural gas reserves. In accordance with Securities and Exchange Commission requirements, the estimated discounted future net cash flows from proved reserves are generally based on prices and costs as of the date of the estimate. Actual future prices and costs may be materially higher or lower than the prices and costs as of the date of the estimate. Any changes in consumption by natural gas purchasers or in governmental regulations or taxation may also affect actual future net cash flows. The timing of both the production and the expenses from the development and production of oil and natural gas properties will affect the timing of actual future net cash flows from proved reserves and their present value. In addition, the 10% discount factor, which is required by the Securities and Exchange Commission to be used in calculating discounted future net cash flows for reporting purposes, is not necessarily the most accurate discount factor. The effective interest rate at various times and the risks associated with our operations or the oil and natural gas industry in general will affect the accuracy of the 10% discount factor.

 Lower oil and natural gas prices may cause us to record ceiling test write-downs.

     We use the full cost method of accounting to account for our oil and natural gas operations. Accordingly, we capitalize the cost to acquire, explore for and develop oil and natural gas properties. Under full cost accounting rules, the net capitalized costs of oil and natural gas properties may not exceed a "ceiling limit" which is based upon the present value of estimated future net cash flows from proved reserves, discounted at 10%, plus the lower of cost or fair market value of unproved properties. If net capitalized costs of oil and natural gas properties exceed the ceiling limit, we must charge the amount of the excess to earnings. This is called a "ceiling test write-down." This charge does not impact cash flow from operating activities, but does reduce our stockholders' equity. The risk that we will be required to write down the carrying value of oil and natural gas properties increases when oil and natural gas prices are low or volatile. In addition, write-downs may occur if we experience substantial downward adjustments to our estimated proved reserves.

  Factors beyond our control affect our ability to market oil and natural gas.

     The availability of markets and the volatility of product prices are beyond our control and represent a significant risk. The marketability of our production depends upon the availability and capacity of natural gas gathering systems, pipelines and processing facilities. The unavailability or lack of capacity of these systems and facilities could result in the shut-in of producing wells or the delay or discontinuance of development plans for properties. Our ability to market oil and natural gas also depends on other factors beyond our control. These factors include:

     - the level of domestic production and imports of oil and natural gas;

     - the proximity of natural gas production to natural gas pipelines;

     - the availability of pipeline capacity;

     - the demand for oil and natural gas by utilities and other end users;

     - the availability of alternate fuel sources;

     - the effect of inclement weather;

     - state and federal regulation of oil and natural gas marketing; and

     - federal regulation of natural gas sold or transported in interstate commerce.

     If these factors were to change dramatically, our ability to market oil and natural gas or obtain favorable prices for our oil and natural gas could be adversely affected.

  We face strong competition from larger oil and natural gas companies that may negatively affect our ability to carry on operations.

     We operate in the highly competitive areas of oil and natural gas exploration, development and production. Factors that affect our ability to compete successfully in the marketplace include:

     - the availability of funds and information relating to a property;

     - the standards established by us for the minimum projected return on investment; and

     - the intermediate transportation of natural gas.

     Our competitors include major integrated oil companies, substantial independent energy companies, affiliates of major interstate and intrastate pipelines and national and local natural gas gatherers, many of which possess greater financial and other resources than we do.

RISKS RELATING TO FINANCING OUR BUSINESS

  We may not be able to obtain adequate financing to execute our operating strategy.

     We have historically addressed our long-term liquidity needs through the use of credit facilities, the issuance of equity securities and the use of cash provided by operating activities. We continue to examine the following alternative sources of long-term capital:

     - borrowings from banks or other lenders;

     - the issuance of debt securities;

     - the sale of common stock, preferred stock or other equity securities;

     - joint venture financing; and

     - production payments.

     The availability of these sources of capital will depend upon a number of factors, some of which are beyond our control. These factors include general economic and financial market conditions, oil and natural gas prices and our market value and operating performance. We may be unable to execute our operating strategy if we cannot obtain capital from these sources.

  We may not be able to fund our planned capital expenditures.


     We spend and will continue to spend a substantial amount of capital for the development, exploration, acquisition and production of oil and natural gas reserves. If low oil and natural gas prices, operating difficulties or other factors, many of which are beyond our control, cause our revenues or cash flows from operations to decrease, we may be limited in our ability to spend the capital necessary to complete our drilling program. We may be forced to raise additional debt or equity proceeds to fund such expenditures. We cannot assure you that additional debt or equity financing or cash generated by operations will be available to meet these requirements.


  Leverage may materially affect our operations.


     We presently have and may incur from time to time debt under our bank credit facility. The borrowing base limitation on our bank credit facility is periodically redetermined and upon such redetermination, we could be forced to repay a portion of our bank debt. We may not have sufficient funds to make such repayments.

     Our level of debt affects our operations in several important ways, including the following:

     - a portion of our cash flow from operations is used to pay interest on borrowings;

     - the covenants contained in the agreements governing our debt limit our ability to borrow additional funds or to dispose of assets;

     - the covenants contained in the agreements governing our debt may affect our flexibility in planning for, and reacting to, changes in business conditions;

     - a high level of debt may impair our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate or other purposes;

     - our leveraged financial position may make us more vulnerable to economic downturns and may limit our ability to withstand competitive pressures;

     - any debt that we incur under our credit facilities will be at variable rates, which could make us vulnerable to increases in interest rates; and

     - a high level of debt will affect our flexibility in planning for or reacting to changes in market conditions.

     In addition, we may significantly alter our capitalization in order to make future acquisitions or develop our properties. These changes in capitalization may significantly increase our level of debt. A higher level of debt increases the risk that we may default on our debt obligations. Our ability to meet our debt obligations and to reduce our level of debt depends on our future performance. General economic conditions and financial, business and other factors affect our operations and our future performance. Many of these factors are beyond our control.

     If we are unable to repay our debt at maturity out of cash on hand, we could attempt to refinance such debt, or repay such debt with the proceeds of an equity offering. We cannot assure you that we will be able to generate sufficient cash flow to pay the interest on our debt or that future borrowings or equity financing will be available to pay or refinance such debt. The terms of our bank credit facility may also prohibit us from taking such actions. Factors that will affect our ability to raise cash through an offering of our capital stock or a refinancing of our debt include financial market conditions and our market value and operating performance at the time of such offering or other financing. We cannot assure you that any such offering or refinancing can be successfully completed.

RISKS RELATING TO OUR ONGOING OPERATIONS

 The loss of key personnel could adversely affect our ability to operate.

     Our operations are dependent upon a relatively small group of key management and technical personnel. We cannot assure you that such individuals will remain with us for the immediate or foreseeable future. The unexpected loss of the services of one or more of these individuals could have a detrimental effect on our operations.

 Operating hazards may adversely affect our ability to conduct business.

     Our operations are subject to risks inherent in the oil and natural gas industry, such as:

     - unexpected drilling conditions including blowouts, cratering and explosions;

     - uncontrollable flows of oil, natural gas or well fluids;

     - equipment failures, fires or accidents;

     - pollution and other environmental risks; and

     - shortages in experienced labor or shortages or delays in the delivery of equipment.

These risks could result in substantial losses to us from injury and loss of life, damage to and destruction of property and equipment, pollution and other environmental damage and suspension of operations. Our offshore operations are also subject to a variety of operating risks peculiar to the marine environment, such as hurricanes or other adverse weather conditions and more extensive governmental regulation. These regulations may, in certain circumstances, impose strict liability for pollution damage or result in the interruption or termination of operations.

 Losses and liabilities from uninsured or underinsured drilling and operating activities could have a material adverse effect on our financial condition and operations.

     We maintain several types of insurance to cover our operations, including maritime employer's liability and comprehensive general liability. Amounts over base coverages are provided by primary and excess umbrella liability policies with maximum limits of $50 million. We also maintain operator's extra expense coverage, which covers the control of drilled or producing wells as well as redrilling expenses and pollution coverage for wells out of control.

     We may not be able to maintain adequate insurance in the future at rates we consider reasonable, or we could experience losses that are not insured or that exceed the maximum limits under our insurance policies. If a significant event that is not fully insured or indemnified occurs, it could materially and adversely affect our financial condition and results of operations.

 Compliance with environmental and other government regulations is costly and could negatively impact production.

     Our operations are subject to numerous laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. These laws and regulations may:

     - require the acquisition of permits before drilling commences;

     - restrict the types, quantities and concentration of various substances that can be released into the environment from drilling and production activities;

     - limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas;

     - require remedial measures to mitigate pollution from former operations, such as plugging abandoned wells; and

     - impose substantial liabilities for pollution resulting from our operations.

     The recent trend toward stricter standards in environmental legislation and regulation is likely to continue. The enactment of stricter legislation or the adoption of stricter regulations could have a significant impact on our operating costs, as well as on the oil and natural gas industry in general.

     Our operations could result in liability for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages. We could also be liable for environmental damages caused by previous property owners. As a result, substantial liabilities to third parties or governmental entities may be incurred which could have a material adverse effect on our financial condition and results of operations. We maintain insurance coverage for our operations, including limited coverage for sudden and accidental environmental damages, but we do not believe that insurance coverage for environmental damages that occur over time or complete coverage for sudden and accidental environmental damages is available at a reasonable cost. Accordingly, we may be subject to liability or may lose the ability to continue exploration or production activities upon substantial portions of our properties if certain environmental damages occur.

     The Oil Pollution Act of 1990 imposes a variety of regulations on "responsible parties" related to the prevention of oil spills. The implementation of new, or the modification of existing, environmental laws or regulations, including regulations promulgated pursuant to the Oil Pollution Act, could have a material adverse impact on us.

 Ownership of working interests in certain of our properties by certain of our officers and directors may create conflicts of interest.

     Certain of our executive officers and directors, and their respective affiliates, are working interest owners in our Turtle Bayou Field. These interests were acquired by these officers and directors and their respective affiliates prior to the acquisition of their equity interests in PetroQuest in 1998. In their capacity as working interest owners, they are required to pay their proportionate share of all costs and are entitled to receive their proportionate share of revenues in the normal course of business. A conflict of interest may exist between us and such officers and directors with respect to the drilling of additional wells or other development operations with respect to this property.

RISKS RELATING TO OUR COMMON STOCK OUTSTANDING

 Our management controls a significant percentage of our outstanding common stock and their interests may conflict with those of our stockholders.


     Our directors and executive officers and their affiliates beneficially own about 30.6% of our outstanding common stock at June 30, 2001. If these persons were to act in concert, they would, as a practical matter, be able to effectively control our affairs. This concentration of ownership could also have the effect of delaying or preventing a change in control of or otherwise discouraging a potential acquiror from attempting to obtain control of us. This could have a material adverse effect on the market price of our common stock or prevent our stockholders from realizing a premium over the then prevailing market prices for their shares of our common stock.


 Our stock price could be volatile, which could cause you to lose part or all of your investment.

     The stock market has from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. In particular, the market price of our common stock, like that of the securities of other energy companies, has been and may be highly volatile. Factors such as announcements concerning changes in prices of oil and natural gas, the success of our exploration and development drilling program, the availability of capital, and economic and other external factors, as well as period-to-period fluctuations and financial results, may have a significant effect on the market price of our common stock.

     From time to time, there has been limited trading volume in our common stock. In addition, there can be no assurance that there will continue to be a trading market or that any securities research analysts will continue to provide research coverage with respect to our common stock. It is possible that such factors will adversely affect the market for our common stock.

 Provisions in our corporate documents could delay or prevent a change in control of our company, even if that change would be beneficial to our stockholders.

     Certain provisions of our certificate of incorporation and bylaws may delay, discourage, prevent or render more difficult an attempt to obtain control of our company, whether through a tender offer, business combination, proxy contest or otherwise. These provisions include:

     - the charter authorization of "blank check" preferred stock;

     - provisions that directors may be removed only for cause, and then only on approval of holders of a majority of the outstanding voting stock; and

     - a restriction on the ability of stockholders to take actions by written consent.

                                USE OF PROCEEDS


     Unless we inform you otherwise in the prospectus supplement or any pricing supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. These purposes may include capital expenditures, working capital, repayment or refinancing of indebtedness, acquisitions and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.



                                    DILUTION



     Our net tangible book value at March 31, 2001 was $1.50 per share of common stock. Net tangible book value per share of common stock is determined by dividing our tangible net worth, which is tangible assets less liabilities, by the total number of shares of our common stock outstanding. If we offer shares of our common stock, purchasers of our common stock in that offering may experience immediate dilution in net tangible book value per share. The prospectus supplement relating to an offering of shares of our common stock will set forth the information regarding any dilutive effect of that offering.



                       RATIO OF EARNINGS TO FIXED CHARGES



     Our ratio of earnings to fixed charges for each of the periods shown is as follows:



                                              QUARTER ENDED        YEAR ENDED DECEMBER 31,
                                                MARCH 31,     ---------------------------------
                                                  2001        2000    1999   1998   1997   1996
                                              -------------   -----   ----   ----   ----   ----
Ratio of earnings to fixed charges(1).......       9.18       17.24   N/A    N/A    N/A    1.35


---------------


(1)For the years ended December 31, 1999, 1998 and 1997, earnings were insufficient to cover fixed charges by $749,000, $16,171,000 and $2,818,000, respectively.



     The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For this purpose, "earnings available for fixed charges" consist of income (loss) from continuing operations before income taxes plus fixed charges, less capitalized interest. "Fixed charges" consist of interest expense, capitalized interest and an estimate of the interest within rental expense.



     Our ratio of earnings to combined fixed charges and preferred stock dividends for the quarter ended March 31, 2001 and each of the five years in the period ended December 31, 2000 is the same as those reflected above for the ratio of earnings to fixed charges because we had no preferred stock dividend requirements.

                         DESCRIPTION OF DEBT SECURITIES



     The debt securities covered by this prospectus will be our general unsecured obligations. The debt securities will be either senior debt securities or subordinated debt securities. We will issue the debt securities under one or more separate indentures between us and a trustee that we will name in the prospectus supplement. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture. In this description, we sometimes call the senior indenture and the subordinated indenture the "indentures."



     We have summarized selected provisions of the indentures and the debt securities below. This summary is not complete. You should read the indentures and other instruments establishing the terms of debt securities for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed the forms of the indentures with the SEC as exhibits to the registration statement and will include the final indentures and other instruments establishing the terms of debt securities as exhibits to a filing with the SEC in connection with an offering of debt securities.



     In this summary description of the debt securities, all references to "us" mean PetroQuest only, unless we state otherwise or the context clearly indicates otherwise.



GENERAL



     The senior debt securities will constitute senior debt and will rank equally with all our unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a junior position to, any senior debt securities and all our other senior debt. Unless we inform you otherwise in the prospectus supplement, the indentures will not limit the amount of debt we may issue under the indentures or the amount of other unsecured debt or securities we may incur or issue. We may issue debt securities under either indenture from time to time in one or more series, each in an amount we authorize prior to issuance.



     At the time we issue debt securities or during the period they remain outstanding, we may conduct a substantial part of our operations through our subsidiaries, and our subsidiaries may generate a significant part of our cash flow. As a result, distributions or advances from our subsidiaries may be important sources of funds to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries' financial condition and operating requirements, may limit our ability to obtain from our subsidiaries cash that we need to pay our debt service obligations, including payments on the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings.



     Unless we inform you otherwise in the prospectus supplement, the indentures and the debt securities will not contain:



     - any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction, or



     - provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating resulting from a takeover, recapitalization or similar restructuring or otherwise.



     The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:



     - the title of the debt securities,



     - the total principal amount of the debt securities,



     - whether the debt securities are senior debt securities or subordinated debt securities,



     - whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders,

     - the date or dates on which the principal of and any premium on the debt securities will be payable,



     - any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments,



     - whether and under what circumstances any additional amounts with respect to the debt securities will be payable,



     - the place or places where payments on the debt securities will be payable,



     - any provisions for optional redemption or early repayment,



     - any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities prior to maturity,



     - the denominations in which we may issue the debt securities,



     - whether payments on the debt securities will be payable in foreign currency or currency units or another form, and whether payments will be payable by reference to any index or formula,



     - the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount,



     - any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations,



     - any changes or additions to the events of default or covenants this prospectus describes,



     - any restrictions or other provisions relating to the transfer or exchange of the debt securities,



     - any terms for the conversion or exchange of the debt securities for other securities issued by us or any other entity, and



     - any other terms of the debt securities.



     We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. Those debt securities may bear no interest or may bear interest at a rate that at the time of issuance is below market rates.



     If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.



SUBORDINATION



     Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt. Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal, interest or any premium on the subordinated debt securities if:



     - we fail to pay the principal, interest, premium or any other amounts on any senior debt when due, or



     - we default in performing any other covenant (a "covenant default") in any senior debt that we have designated if the covenant default allows the holders of that senior debt to accelerate the maturity of the senior debt they hold.



     Unless we inform you otherwise in the prospectus supplement, a covenant default will prevent us from making payments on the subordinated debt securities only for up to 179 days after holders of the senior debt give the trustee for the subordinated debt securities notice of the covenant default.

     The subordination provisions will not affect our obligation, which will be absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the subordinated debt securities. In addition, the subordination provisions will not prevent the occurrence of any default under the subordinated indenture.



     Unless we inform you otherwise in the prospectus supplement, the subordinated indenture will not limit the amount of Senior Indebtedness that we may incur. As a result of the subordination of the subordinated debt securities, if we became insolvent, holders of subordinated debt securities may receive less on a proportionate basis than our other creditors.



     Unless we inform you otherwise in the prospectus supplement, "Senior Indebtedness" will mean all notes or other indebtedness, including guarantees, of PetroQuest for money borrowed and similar obligations, unless the indebtedness states that it is not senior to the subordinated debt securities or our other junior debt.



CONSOLIDATION, MERGER AND SALE OF ASSETS



     The indentures generally will permit a consolidation or merger between us and another entity. They also will permit the sale by us of all or substantially all of our assets. The indentures will provide, however, that we may consolidate with another entity to form a new entity or merge into any other entity or transfer or dispose of all or substantially all our assets to any other entity only if:



     - the resulting or surviving entity assumes the due and punctual payments on the debt securities and the performance of our covenants and obligations under the applicable indenture and the debt securities, and



     - immediately after giving effect to the transaction, no default or event of default would occur and be continuing.



EVENTS OF DEFAULT



     Unless we inform you otherwise in the prospectus supplement, the following will be events of default with respect to a series of debt securities:



     - our failure to pay interest or any required additional amounts on any debt securities of that series for 30 days,



     - our failure to pay principal of or any premium on any debt securities of that series when due,



     - our failure to deposit any sinking fund payment when due for that series of debt securities for 30 days,



     - our failure to comply with any of our covenants or agreements in the debt securities of that series or the applicable indenture, other than an agreement or covenant that we have included in that indenture solely for the benefit of other series of debt securities, for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of all the outstanding debt securities issued under that indenture that are affected by that failure,



     - specified events involving bankruptcy, insolvency or reorganization of PetroQuest, and



     - any other event of default provided for that series of debt securities.



     A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.



     If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default, or, in some cases, 25% in principal amount of all senior debt securities or subordinated debt securities affected, voting as one class, may declare the principal of and all accrued and all unpaid interest on those debt securities to be due and payable immediately. If an event of default relating to events of bankruptcy, insolvency or reorganization occurs, the principal of and all accrued and unpaid interest on all the debt securities will become immediately due and payable without any action on the part of the applicable trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default, or, in some cases, a majority in principal amount of all senior debt securities or subordinated debt securities affected, voting as one class, may rescind this accelerated payment requirement. Depending on the terms of our other indebtedness, an event of default under either of the indentures may give rise to cross defaults on our other indebtedness.



     A holder of a debt security of any series will be able to pursue any remedy under the applicable indenture only if:



     - the holder gives the trustee written notice of a continuing event of default for that series,



     - the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy,



     - the holder or holders offer to the trustee indemnity reasonably satisfactory to it,



     - the trustee fails to act for a period of 60 days after receipt of notice and offer of indemnity, and



     - during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.



     This provision will not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.



     In most cases, holders of a majority in principal amount of the outstanding debt securities of a series, or of all debt securities affected, voting as one class, will be able to direct the time, method and place of:



     - conducting any proceeding for any remedy available to the applicable trustee, and



     - exercising any trust or power conferred on the applicable trustee not relating to or arising under an event of default.



     Each indenture will require us to file with the trustee each year a written statement as to our compliance with the covenants contained in that indenture.



MODIFICATION AND WAIVER



     We may amend or supplement either indenture if the holders of a majority in principal amount of the outstanding debt securities of all series issued under the applicable indenture and affected by the amendment or supplement, acting as one class, consent to it. Without the consent of each holder of each debt security affected, however, no amendment or supplement may:



     - reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver,



     - reduce the rate of or change the time for payment of interest on any debt security,



     - reduce the principal of, premium on or any mandatory sinking fund payment with respect to any debt security or change the stated maturity of any debt security,



     - reduce any premium payable on the redemption of any debt security or change the time at which any debt security may or must be redeemed,



     - change any obligation to pay additional amounts on any debt security,

     - make the payments on any debt security payable in any currency or currency unit other than as the debt security originally states,



     - impair the holder's right to institute suit for the enforcement of any payment on any debt security,



     - make any change in the percentage of principal amount of debt securities necessary to waive compliance with specified provisions of the applicable indenture or to make any change in the applicable indenture's provisions for modification,



     - waive a continuing default or event of default regarding any payment on any debt security, or



     - with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security.



     We and the applicable trustee may agree to amend or supplement either indenture or waive any provision of either indenture without the consent of any holders of debt securities in some circumstances, including:



     - to cure any ambiguity, omission, defect or inconsistency,



     - to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer,



     - to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities,



     - to provide any security for or add guarantees of any series of debt securities,



     - to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939,



     - to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture,



     - to add events of default with respect to any debt securities,



     - to make any change that does not adversely affect any outstanding debt securities of any series in any material respect,



     - to facilitate the defeasance or discharge of any series of debt securities if that change does not adversely affect the holders of debt securities of that series or any other series under the indenture in any material respect, and



     - to provide for the acceptance of a successor or another trustee.



     The holders of a majority in principal amount of the outstanding debt securities of any series, or of all senior debt securities or subordinated debt securities affected, voting as one class, may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.



DISCHARGE AND DEFEASANCE



     We will be discharged from all obligations under the applicable indenture with respect to any series of debt securities, except for surviving obligations relating to any conversion rights and to register the transfer or exchange of the debt securities, if:



     - all debt securities of the series previously authenticated and delivered under the relevant indenture have been delivered to the indenture trustee for cancellation or

     - all debt securities of that series have become due and payable or will become due and payable within one year, at maturity or by redemption, and we deposit with the applicable trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due.



     To exercise the right of discharge described above, we must deliver to the applicable trustee an opinion of counsel and an officers' certificate stating that all conditions precedent to the satisfaction and discharge of the applicable indenture have been complied with.



     In addition to our right of discharge described above, we may deposit with the applicable trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and, at our option, either of the following will occur:



     - we will be discharged from our obligations with respect to the debt securities of that series ("legal defeasance"), or



     - we will no longer have any obligation to comply with the restrictive covenants under the applicable indenture, and the related events of default will no longer apply to us, but some of our other obligations under the indenture and the debt securities of that series, including our obligation to make payments on those debt securities, will survive ("covenant defeasance").



     If we defease a series of debt securities, the holders of the debt securities of the series affected will continue to be entitled to the benefits under the applicable indenture of our obligations to:



     - register the transfer or exchange of debt securities,



     - replace stolen, lost or mutilated debt securities, and



     - maintain paying agencies and hold moneys for payment in trust.



     Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the applicable trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for United States federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based on a ruling from the United States Internal Revenue Service or a change in law to that effect.



GOVERNING LAW



     New York law will govern the indentures and the debt securities.



TRUSTEE



     If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity reasonably satisfactory to it.



     Each indenture will limit the right of the trustee, if it becomes one of our creditors, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee may engage in other transactions with us. If it acquires any conflicting interest, however, it must eliminate that conflict or resign.



FORM, EXCHANGE, REGISTRATION AND TRANSFER



     We will issue the debt securities in registered form, without interest coupons. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

     Debt securities of any series will be exchangeable for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.



     Unless we inform you otherwise in the prospectus supplement, we will appoint the trustee under each indenture as security registrar for the debt securities we issue under that indenture. If the prospectus supplement refers to any transfer agents initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We will be required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities or rescind the designation of any transfer agent.



     In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer or exchange of any debt security:



     - during a period beginning 15 business days before the day of mailing of the relevant notice of redemption and ending on the close of business on that day of mailing, or



     - if we have called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.



PAYMENT AND PAYING AGENTS



     Unless we inform you otherwise in the prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the applicable trustee or any paying agent we designate. At our option, we may make payments by check mailed to the holder's registered address or, with respect to global debt securities, by wire transfer. Unless we inform you otherwise in the prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.



     Unless we inform you otherwise in the prospectus supplement, we will designate the trustee under each indenture as our paying agent for payments on debt securities we issue under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.



     Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will repay to us upon written request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After repayment to us, all liability of the trustee and paying agent with respect to those funds will cease and holders entitled to those funds must look only to us for payment.



BOOK-ENTRY DEBT SECURITIES



     We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

                          DESCRIPTION OF CAPITAL STOCK



     The total number of shares of all classes of stock that we have authority to issue is 80,000,000, consisting of 75,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share. We had 32,344,157 shares of common stock outstanding as of June 30, 2001.



     In the discussion that follows, we have summarized selected provisions of our certificate of incorporation and our bylaws relating to our capital stock. You should read our certificate of incorporation and bylaws as currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference as exhibits to the registration statement. Please read "Where You Can Find More Information."



COMMON STOCK



     The holders of common stock are entitled to one vote per share on all matters voted on by our stockholders, including the election of directors, except as may, in the future, be provided in any resolutions adopted by our board of directors with respect to any series of preferred stock. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of shares of common stock exclusively possess all voting power of our stockholders. Subject to any preferential rights of any outstanding series of preferred stock, the holders of common stock are entitled to those dividends as may be declared from time to time by our board of directors from funds available for dividends and, upon liquidation, are entitled to receive pro rata all of our assets available for distribution to our stockholders.



PREFERRED STOCK



     Our board of directors is authorized to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the powers, designation, preferences and rights of each series and the qualifications, limitations or restrictions of each series, including:



     - the designation of the series,



     - the number of shares of the series, which number the board of directors may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares of that series then outstanding,



     - whether dividends, if any, will be cumulative or noncumulative and the dividend rate and the preferences, if any, of the series,



     - the dates on which dividends, if any, will be payable,



     - the redemption rights and price or prices, if any, for shares of the series,



     - the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series,



     - the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs,



     - whether the shares of the series will be convertible into or exchangeable for shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of that class or series or that other security, the conversion or exchange price or prices or rate or rates, any adjustments to those prices or rates, the date or dates as of which such shares will be convertible or exchangeable and all other terms and conditions of the conversion or exchange,

     - restrictions on the issuance of shares of the same series, or of any other class or series, and



     - the voting rights, if any, of the holders of shares of any series.



     The prospectus supplement relating to any series of preferred stock we offer will include specific terms relating to the offering. The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified by the certificate of designation relating to the applicable series of preferred stock. You should read that document for provisions that may be important to you. We will include that document as an exhibit to a filing with the SEC in connection with an offering of preferred stock.



     The authorized shares of preferred stock, as well as shares of common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by the rules of any stock exchange or automated quotation system on which our securities are listed or traded. If the approval of our stockholders is not required for the issuance of shares of preferred stock or common stock, the board of directors may determine not to seek stockholder approval.



     Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of that series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue shares based on its judgment as to our best interests and the best interests of our stockholders. Our board of directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt, including a tender offer or other transaction that some, or a majority of, our stockholders might believe to be in their best interests or that might result in stockholders receiving a premium for their stock over the then current market price of the stock.



DEPOSITARY SHARES



     If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance of receipts for depositary shares to any holder of those fractional interests. Each depositary share will represent a fractional interest in the underlying share of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a deposit agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50,000,000. The depositary receipts will evidence the depositary shares issued under the deposit agreement.



     The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.



     The following description of the depositary shares we may offer, together with the additional information included in any prospectus supplements, describes the material terms and provisions of this type of security but is not complete. For a more complete description of the terms of the depositary shares, please refer to the deposit agreement relating to the depositary shares and the depositary receipt relating to the preferred stock that is attached to the deposit agreement. We will include these documents as exhibits to a filing with the SEC in connection with an offering of depositary shares.



     We will describe in a prospectus supplement the specific terms of any depositary shares we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such depositary shares may differ from the terms described below.



     Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date, unless we or the depositary is required by law to withhold an amount on account of taxes. If this occurs, the amount distributed to the holders of depositary shares will be reduced accordingly. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.



     If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make that distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.



     Conversion, Exchange and Redemption. If any series of preferred stock underlying the depositary shares may be or is required to be converted or exchanged, each record holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.



     Whenever we redeem or convert shares of preferred stock held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary shares representing the preferred stock to be redeemed or converted. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption of the applicable series of preferred stock. The depositary will mail notice of redemption or conversion to the record holders of the depositary shares which are to be redeemed between 30 and 60 days before the date fixed for redemption or conversion. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares are to be redeemed by lot on a pro rata basis or by any other equitable method as the depositary may decide.



     After the redemption or conversion date, the depositary shares called for redemption or conversion will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption or conversion.



     Voting. When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder's depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions and will abstain from voting the number of shares of preferred stock underlying the depositary shares of holders who do not provide instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.



     Amendments. We and the depositary may agree at any time to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Approval by the holders of at least a majority of the depositary shares then outstanding will be required for any amendment that materially adversely affects the rights of holders of depositary shares. Any holder of depositary shares that continues to hold its shares after any amendment has become effective will be deemed to have agreed to the amendment.



     Termination. We or the depositary may terminate the deposit agreement only after:



     - the depositary has redeemed all related outstanding depositary shares,



     - all outstanding shares of preferred stock have been converted into or exchanged for common stock, or

     - we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.



     Payment of Fees and Expenses. We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.



     Resignation and Removal of Depositary. The depositary may resign at any time by delivering notice to us, and we may remove the depositary at any time. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. We are required to appoint a successor depositary within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.



     Withdrawal. Upon our surrender of depositary receipts to the depositary, we are entitled to receive certificates evidencing the number of whole shares of preferred stock and any money and other property represented by those depositary receipts. If the depositary receipts we deliver evidence a number of depositary shares greater than the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to us at the same time a new depositary receipt evidencing that excess number of depositary shares.



     Reports and Obligations. The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our certificate of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. Both we and the depositary will be obligated to act in good faith in performing our duties under the deposit agreement. We and the depositary will be liable only for gross negligence and willful misconduct in performing our duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting that action furnish satisfactory indemnity. In performing our obligations, we and the depositary may rely and act upon the advice of our counsel or accountants, on any information provided to us by a person presenting shares for deposit, any holder of a receipt, or any other document believed by us or the depositary to be genuine and to have been signed or presented by the proper party or parties.



OUTSTANDING WARRANTS



     In a private placement of 5,000,000 units in August 1999, we issued to the unit purchasers warrants to purchase up to 2,500,000 shares of our common stock. As of June 30, 2001, warrants to purchase up to 1,722,500 shares of our common stock were outstanding. Holders of the warrants, generally will have no voting or other rights as stockholders until they exercise their respective warrants. Each warrant is exercisable to purchase one-half of a share of our common stock, at an initial price of $1.25 per share, which may be adjusted under certain circumstances. The warrants may be exercised in whole or in part within four years of issuance, and upon delivery of written notice of exercise and payment of the total exercise price of the shares purchased. No fractional shares or securities representing fractional shares of our common stock are issuable upon exercise. Any fractional shares resulting from exercise are paid in cash based on the current market price of our common stock at the close of business on the first business day before the exercise date.



     If we are a party to a capital reorganization, merger, consolidation, or sale of all or substantially all of our assets, reclassification of our common stock or our reorganization which results in shares of our common stock converting into the right to receive stock, securities or other property, each warrant thereafter will be exercisable for the shares of stock and other securities and property to be received in the transaction by a holder of the number of shares of common stock for which the warrant was exercisable immediately before the transaction.



     If a split or subdivision of our common stock or a combination of our common stock occurs, the number of underlying shares and the exercise price is adjusted so as to preserve the relative rights, preferences, voting power and position of the underlying shares relative to the other shares of our common stock before such transaction. If we issue any shares of our common stock or any other securities exercised or convertible into our common stock at a price per share lower than the then exercise price, then the exercise price and number of shares underlying the warrants is adjusted based on the dilutive effect of such issuance.



SPECIAL PROVISIONS OF OUR CHARTER, BYLAWS AND DELAWARE LAW



     The following charter and bylaw provisions and provisions of Delaware law may have the effect of delaying, deterring or preventing a change of control.



     Authorization of Preferred Stock. As noted above, our board of directors, without stockholder approval, has the authority under our certificate of incorporation to issue preferred stock with rights superior to the rights of the holders of our common stock. As a result, preferred stock



     - could be issued quickly and easily;



     - could adversely affect the rights of holders of our common stock; and



     - could be issued with terms calculated to delay or prevent a change of control or make removal of management more difficult.



     Election and Removal of Directors. Our charter and bylaws provide that directors may be removed only for cause. This system of removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of our company and may maintain the incumbency of the board of directors, as it generally makes it more difficult for stockholders to replace a majority of directors.



     Stockholder Meetings and Written Consent. Under our bylaws, a special meeting of the stockholders may be called by:



     - the board of directors by written order of a majority of the board;



     - the chairman of the board;



     - the chief executive officer;



     - the president; or



     - the stockholders by the written request of not less than two-thirds of our common stock entitled to vote at such meeting.



Our certificate of incorporation provides that the stockholders may not act by written consent and, accordingly, can only act at a meeting.



     Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by the board of directors or its committees.



     Indemnification. Delaware law authorizes Delaware corporations to limit or eliminate the personal liability of directors for monetary damages for breach of a director's fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, directors of Delaware corporations are accountable to those corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables Delaware corporations to limit available relief to equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of our directors to us or our stockholders to the fullest extent Delaware law permits, and no member of our board is personally liable for monetary damages for breach of the member's fiduciary duty as a director, except for liability:



     - for any breach of the member's duty of loyalty to us or our stockholders;



     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;



     - for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or



     - for any transaction from which the member derived an improper personal benefit.



This provision may discourage derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders. Our bylaws provide indemnification to our officers and directors and other specified persons with respect to their conduct in various capacities, and we have entered into agreements with each of our directors and executive officers which indemnify them to the fullest extent Delaware law and our certificate of incorporation permit.



TRANSFER AGENT OR REGISTRAR



     Computershare Trust Company of Canada is the transfer agent and registrar of our common stock.

                            DESCRIPTION OF WARRANTS



     We may issue warrants to purchase debt securities, common stock, preferred stock, depositary shares or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. If we issue warrants, we will do so under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.



     We have summarized selected provisions of the warrants below. If we offer any warrants, we will file the forms of warrant certificate and warrant agreement with the SEC, and you should read those documents for provisions that may be important to you.



     The prospectus supplement relating to any warrants being offered will include specific terms relating to the offering. These terms will include some or all of the following:



     - the title of the warrants,



     - the aggregate number of warrants offered,



     - the designation, number and terms of the debt securities, common stock, preferred stock, depositary shares or other securities purchasable on exercise of the warrants, and procedures that may result in the adjustment of those numbers,



     - the exercise price of the warrants,



     - the dates or periods during which the warrants are exercisable,



     - the designation and terms of any securities with which the warrants are issued,



     - if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable,



     - if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated,



     - any minimum or maximum amount of warrants that may be exercised at any one time,



     - any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants, and



     - any other terms of the warrants.



     Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.



MODIFICATIONS



     We may amend the warrant agreements and the warrants without the consent of the holders of the warrants to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding warrants.



     We may also modify or amend various other terms of the warrant agreements and the warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected. Without the consent of the holders affected, however, no modification or amendment may:



     - shorten the period of time during which the warrants may be exercised, or



     - otherwise materially and adversely affect the exercise rights of the holders of the warrants.

ENFORCEABILITY OF RIGHTS



     The warrant agent will act solely as our agent. The warrant agent will not have any duty or responsibility if we default under the warrant agreements or the warrant certificates. A warrant holder may, without the consent of the warrant agent, enforce by appropriate legal action on its own behalf the holder's right to exercise the holder's warrants.

                              PLAN OF DISTRIBUTION



     We may sell the offered securities in and outside the United States through underwriters or dealers, directly to purchasers or through agents. The prospectus supplement will set forth the following information:



     - the terms of the offering,



     - the names of any underwriters or agents,



     - the purchase price,



     - the net proceeds to us,



     - any delayed delivery arrangements,



     - any underwriting discounts and other items constituting underwriters' compensation,



     - the initial public offering price,



     - any discounts or concessions allowed or reallowed or paid to dealers, and



     - any commissions paid to agents.



SALE THROUGH UNDERWRITERS OR DEALERS



     If we use underwriters in the sale of the offered securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.



     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, in which selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.



     If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of our securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.



DIRECT SALES AND SALES THROUGH AGENTS



     We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

     We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any of these sales in the prospectus supplement.



DELAYED DELIVERY CONTRACTS



     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from selected types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.



GENERAL INFORMATION



     We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or may perform services for us in the ordinary course of their businesses.



                                 LEGAL MATTERS



     Certain legal matters in connection with the common stock offered hereby will be passed on for us by Porter & Hedges, L.L.P., Houston, Texas. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.


                                    EXPERTS


     The audited consolidated financial statements of PetroQuest Energy, Inc. as of December 31, 2000, 1999 and 1998, and for the years then ended incorporated by reference in this registration statement and the audited statements of oil and gas revenue and direct operating and production expenses of PetroQuest Energy, Inc.'s interest in certain oil and gas producing properties for the nine-months ended September 30, 2000 and the year ended December 31, 1999 incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.



     Ryder Scott Company, L.P. independent oil and gas consultants, prepared the reserve information, which is included in this prospectus.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


     The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.



SEC Registration Fee......................................  $ 25,000
Accounting fees and expenses..............................    35,000
Legal fees and expenses...................................   175,000
Printing and mailing expenses.............................   100,000
Miscellaneous.............................................    20,000
                                                            --------
          Total...........................................  $355,000
                                                            ========



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Section 145 of the General Corporation Law of Delaware, commonly referred to as the DGCL, permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

     In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses (including attorneys' fees).

     The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of a quorum of disinterested members of the board of directors, (ii) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (iii) by the stockholders.


     As permitted by the DGCL, our Bylaws provide that it will indemnify the directors, officers, employees and agents of ours against certain liabilities that they may incur in their capacities as directors, officers, employees and agents. Furthermore, our Certificate of Incorporation indemnifies the directors, officers, employees, and our agents to the maximum extent permitted by the DGCL. We have also entered into indemnification agreements with its officers and directors providing for indemnification to the maximum extent permitted under the DGCL. We have director and officer liability insurance policies that provide coverage of up to $15.0 million.

ITEM 16. EXHIBITS


        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
           1.1(1)        -- Form of Underwriting Agreement
           2.1           -- Plan and Agreement of Merger by and among Optima
                            Petroleum Corporation, Optima Energy (U.S.) Corporation,
                            its wholly-owned subsidiary, and Goodson Exploration
                            Company, NAB Financial L.L.C., Dexco Energy, Inc.,
                            American Explorer, L.L.C. (incorporated herein by
                            reference to Appendix G of the Proxy Statement on
                            Schedule 14A filed July 22, 1998).
           4.1           -- Registration Rights Agreement dated as of September 1,
                            1998 among Optima Petroleum Corporation, Charles T.
                            Goodson, Alfred J. Thomas, II, Ralph J. Daigle, Janell B.
                            Thomas, Alfred J. Thomas, III, Blaine A. Thomas, and
                            Natalie A. Thomas (incorporated herein by reference to
                            Exhibit 99.1 to Form 8-K dated September 16, 1998).
           4.2           -- Form of Warrant to Purchase Shares of Common Stock of
                            PetroQuest Energy, Inc. (incorporated herein by reference
                            to Exhibit 4.1 to Form 8-K dated August 9, 1999).
           4.3(2)        -- Form of Indenture relating to the Senior Debt Securities
           4.4(2)        -- Form of Indenture relating to the Subordinated Debt
                            Securities
           5.1(2)        -- Opinion of Porter & Hedges, L.L.P. with respect to
                            legality of the securities, including consent.
          12.1(2)        -- Statement showing computation of ratios of earnings to
                            fixed charges
          23.1(2)        -- Consent of Arthur Andersen LLP
          23.2(2)        -- Consent of Ryder Scott Company
          23.3(2)        -- Consent of Porter & Hedges L.L.P. (included in Exhibit
                            5.1).
          24.1(2)        -- Power of Attorney (contained in signature page)
          25.1(1)        -- Statement of Eligibility of Trustee on Form T-1


---------------


(1) PetroQuest will file as an exhibit to a current report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock, depositary shares or warrants, (iii) any additional required opinion of counsel to PetroQuest as to the legality of the securities offered hereby,
    (iv) any required opinion of counsel to PetroQuest as to certain tax matters relative to securities offered hereby or (v) any Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the applicable trustee.


(2) Filed herewith.

ITEM 17. UNDERTAKINGS


     (a) The undersigned registrant hereby undertakes:



          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:



             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;



             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;



             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;



        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.



          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



     (b) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


     (d) The undersigned registrant hereby undertakes that:



          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.



          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana on July 27, 2001.


                                            PETROQUEST ENERGY, INC.

                                            By:   /s/ CHARLES T. GOODSON
                                              ----------------------------------
                                                      Charles T. Goodson
                                              Chairman, Chief Executive Officer
                                                              and
                                                           Director

                        POWER OF ATTORNEY AND SIGNATURES


     We the undersigned officers and directors of PetroQuest Energy, Inc., hereby, severally constitute and appoint Charles T. Goodson, Michael O. Aldridge and Daniel G. Fournerat each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below, the Amendment No. 1 to registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement for the same offering which may be filed under Rule 462(b) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable PetroQuest Energy, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to registration statement has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                            CAPACITY IN WHICH SIGNED           DATE
                      ---------                            ------------------------           ----
               /s/ CHARLES T. GOODSON                  Chairman, Chief Executive Officer  July 27, 2001
-----------------------------------------------------    and Director (Principal
                 Charles T. Goodson                      Executive Officer)

              /s/ ALFRED J. THOMAS, II                 President, Chief Operating         July 27, 2001
-----------------------------------------------------    Officer and Director
                Alfred J. Thomas, II

                 /s/ RALPH J. DAIGLE                   Senior Vice                        July 27, 2001
-----------------------------------------------------    President -- Exploration and
                   Ralph J. Daigle                       Director

               /s/ MICHAEL O. ALDRIDGE                 Senior Vice President, Chief       July 27, 2001
-----------------------------------------------------    Financial Officer, Treasurer
                 Michael O. Aldridge                     and Director (Principal
                                                         Financial and Accounting
                                                         Officer)

                      SIGNATURE                            CAPACITY IN WHICH SIGNED           DATE
                      ---------                            ------------------------           ----
               /s/ DANIEL G. FOURNERAT                 Senior Vice President, General     July 27, 2001
-----------------------------------------------------    Counsel, Secretary and Director
                 Daniel G. Fournerat

               /s/ FRANCISCO A. GARCIA                 Director                           July 27, 2001
-----------------------------------------------------
                 Francisco A. Garcia

              /s/ WILLIAM W. RUCKS, IV                 Director                           July 27, 2001
-----------------------------------------------------
                William W. Rucks, IV

                /s/ E. WAYNE NORDBERG                  Director                           July 27, 2001
-----------------------------------------------------
                  E. Wayne Nordberg

                 /s/ JAY B. LANGNER                    Director                           July 27, 2001
-----------------------------------------------------
                   Jay B. Langner

                                 EXHIBIT INDEX


        EXHIBIT
          NO.                               DESCRIPTION OF EXHIBIT
        -------                             ----------------------
           1.1(1)        -- Form of Underwriting Agreement
           2.1           -- Plan and Agreement of Merger by and among Optima
                            Petroleum Corporation, Optima Energy (U.S.) Corporation,
                            its wholly-owned subsidiary, and Goodson Exploration
                            Company, NAB Financial L.L.C., Dexco Energy, Inc.,
                            American Explorer, L.L.C. (incorporated herein by
                            reference to Appendix G of the Proxy Statement on
                            Schedule 14A filed July 22, 1998).
           4.1           -- Registration Rights Agreement dated as of September 1,
                            1998 among Optima Petroleum Corporation, Charles T.
                            Goodson, Alfred J. Thomas, II, Ralph J. Daigle, Janell B.
                            Thomas, Alfred J. Thomas, III, Blaine A. Thomas, and
                            Natalie A. Thomas (incorporated herein by reference to
                            Exhibit 99.1 to Form 8-K dated September 16, 1998).
           4.2           -- Form of Warrant to Purchase Shares of Common Stock of
                            PetroQuest Energy, Inc. (incorporated herein by reference
                            to Exhibit 4.1 to Form 8-K dated August 9, 1999).
           4.3(2)        -- Form of Indenture relating to the Senior Debt Securities
           4.4(2)        -- Form of Indenture relating to the Subordinated Debt
                            Securities
           5.1(2)        -- Opinion of Porter & Hedges, L.L.P. with respect to
                            legality of the securities, including consent.
          12.1(2)        -- Statement showing computation of ratios of earnings to
                            fixed charges
          23.1(2)        -- Consent of Arthur Andersen LLP
          23.2(2)        -- Consent of Ryder Scott Company
          23.3(2)        -- Consent of Porter & Hedges L.L.P. (included in Exhibit
                            5.1).
          24.1(2)        -- Power of Attorney (contained in signature page)
          25.1(1)        -- Statement of Eligibility of Trustee on Form T-1


---------------


(1) PetroQuest will file as an exhibit to a current report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock, depositary shares or warrants, (iii) any additional required opinion of counsel to PetroQuest as to the legality of the securities offered hereby,
    (iv) any required opinion of counsel to PetroQuest as to certain tax matters relative to securities offered hereby or (v) any Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the applicable trustee.


(2) Filed herewith.